UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 12, 2004

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15279 Alton Parkway, Suite 100, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Item 5. – Other Events and Regulation FD Disclosure

The Registrant has entered into a Third Amendment to Lease dated as of August 12, 2004 (“Lease Amendment”) with Alton Plaza Property, Inc. Under Registrant’s current leasehold as amended by the Lease Amendment, Registrant will have access to an aggregate of approximately 34,877 square feet of laboratory and office facilities in Irvine, California. The Lease Amendment also amends the term of the Registrant’s Irvine, California leasehold so that it will expire no earlier than September 1, 2009. The Lease Amendment is attached hereto as Exhibit 10.1.

Any statements contained in this Form 8-K that refer to future events or other non-historical matters are forward-looking statements. The Registrant disclaims any intent or obligation to update any forward-looking statements. Such statements are based on the Registrant’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ from current expectations include, among others, risks and uncertainties as detailed from time to time in the Registrant’s public filings with the U.S. Securities and Exchange Commission, including but not limited to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004, respectively.

Item 7. – Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Lease, dated as of August 12, 2004, by and between Alton Plaza Property, Inc. and the Registrant.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

August 13, 2004	By:	/s/ VICENTE ANIDO, JR., PH.D.
Vicente Anido, Jr., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Lease, dated as of August 12, 2004, by and between Alton Plaza Property, Inc. and the Registrant.